UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: October 29, 2017

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor, Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(888) 227-3352

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 29, 2017, Strayer Education, Inc., a Maryland corporation (“Strayer”), Sarg Sub Inc., a Minnesota corporation and a direct, wholly owned subsidiary of Strayer (“Merger Sub”), and Capella Education Company, a Minnesota corporation (“Capella”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, Merger Sub will be merged with and into Capella (the “Merger”), with Capella surviving as a direct, wholly owned subsidiary of Strayer.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Capella (“Capella Common Stock”) issued and outstanding immediately prior to the Effective Time (other than the shares that are owned by Capella, Strayer, Merger Sub or any wholly owned subsidiary of Capella, Strayer or Merger Sub) will be converted into the right to receive 0.875 (the “Exchange Ratio”) of a newly issued share of common stock, par value $0.01 per share, of Strayer (the “Strayer Common Stock”) (“Merger Consideration”). No fractional shares of Strayer Common Stock will be issued in the Merger, and Capella shareholders will receive cash in lieu of fractional shares as part of the Merger Consideration, as specified in the Merger Agreement.

Also at the Effective Time, outstanding options to purchase shares of Capella Common Stock and restricted stock units (including any “market stock units” and “performance stock units”) covering shares of Capella Common Stock will be assumed by Strayer and converted into a comparable Strayer award based on the Exchange Ratio but otherwise on the same terms and conditions, except that (i) in the case of an option held by a Capella non-employee director who will not be a member of the board of directors of Strayer immediately following the Effective Time, such option will be cancelled and converted into the right to receive the Merger Consideration the grantee would have been entitled to receive if the option had been exercised for shares of Capella Common Stock immediately prior to the Effective Time (net of the applicable exercise price), and (ii) in the case of an option held by a former Capella employee, director or consultant, such option will be cancelled and converted into the right to receive a cash payment equal to the Merger Consideration the grantee would have been entitled to receive if the option had been exercised for shares of Capella Common Stock immediately prior to the Effective Time (net of the applicable exercise price), determined by multiplying such Merger Consideration by the volume weighted average price of a share of Strayer Common Stock over a 10 trading day period ending on the second to last trading day prior to the Effective Time. In addition, unvested Capella restricted stock unit awards held by Capella non-employee directors shall vest in full immediately prior to the Effective Time.

The respective boards of directors of Strayer and Capella have unanimously approved the Merger Agreement, and the board of directors of Capella has agreed to recommend that Capella’s shareholders adopt the Merger Agreement. In addition, the board of directors of Strayer (the “Strayer Board”) has agreed to recommend that Strayer’s stockholders approve the issuance of shares of Strayer Common Stock in the Merger and the amendment to the Strayer certificate of incorporation to (i) change Strayer’s name to “Strategic Education, Inc.” and (ii) increase the number of shares of Strayer Common Stock that Strayer is authorized to issue to 32,000,000 shares to, among other things, allow for the payment of the Merger Consideration.

The Merger Agreement provides that, upon the closing of the Merger, the Strayer Board will be comprised of twelve members, consisting of (i) nine directors designated by Strayer and (ii) J. Kevin Gilligan, Chief Executive Officer of Capella, and two additional designees who are currently members of the board of Capella and are recommended by the chief executive officer of Capella.

The Merger Agreement provides that Robert Silberman, the current Executive Chairman of the Strayer Board, will continue as the Executive Chairman of the Strayer Board and that at the Effective Time Mr. Gilligan will be appointed to act as the Vice Chairman of the Strayer Board. Karl McDonnell, the current President and Chief Executive Officer of Strayer, and Daniel W. Jackson, the current Executive Vice President and Chief Financial Officer of Strayer, will continue in their respective positions following the Effective Time.

The consummation of the Merger is subject to customary closing conditions, including (i) the approval of Strayer stockholders and Capella shareholders, (ii) the absence of any order or other injunction issued by any governmental entity or educational agency or other legal restraint or prohibition preventing the consummation of the Merger, (iii) the shares of Strayer Common Stock to be issued in the Merger being approved for listing on the NASDAQ

Global Select Market, (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (v) the receipt of certain regulatory approvals from educational agencies, (vi) subject to certain materiality exceptions, the accuracy of certain representations and warranties of Strayer and of Capella contained in the Merger Agreement and the compliance by the parties with the covenants contained in the Merger Agreement, (vii) the receipt of certain opinions from legal counsel regarding the intended tax treatment of the Merger and (viii) the absence of a material adverse effect with respect to Strayer or Capella. The parties expect the Merger to close in the third quarter of 2018.

Capella, Strayer and Merger Sub each made certain representations, warranties and covenants in the Merger Agreement, including, among other things, covenants by Capella and Strayer to conduct their businesses in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, to refrain from taking certain actions specified in the Merger Agreement and to use reasonable best efforts to cause the conditions of the Merger to be satisfied.

Neither Strayer nor Capella is permitted to solicit, initiate or knowingly encourage or induce any alternative transaction proposals from third parties or to engage in discussions or negotiations with third parties regarding any alternative transaction proposals, subject to certain exceptions. Each party’s board of directors may change its recommendation to its stockholders in response to a superior proposal or an intervening event if the board of directors determines in good faith that the failure to take such action would be inconsistent with the exercise of the directors’ fiduciary duties under applicable law.

The Merger Agreement provides for certain termination rights for both Capella and Strayer. Upon termination of the Merger Agreement under certain specified circumstances (including to accept a superior proposal), Strayer may be required to pay Capella a termination fee of $25,000,000, and upon termination of the Merger Agreement under certain specified circumstances (including to accept a superior proposal), Capella may be required to pay Strayer a termination fee of $25,000,000. In addition, if the Merger Agreement is terminated by either party as a result of Capella’s failure to obtain stockholder approval, or is terminated by Strayer due to Capella’s breach of its representations and covenants and such breach would result in the closing conditions not being satisfied, then Capella may be required to reimburse transaction expenses up to $8,000,000. Strayer may be required to reimburse transaction expenses up to $8,000,000 in reciprocal circumstances.

The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, so that none of Strayer, Capella, Merger Sub or any of the Capella shareholders generally will recognize any gain or loss on the issuance or receipt of Strayer Common Stock in the Merger, except that Capella shareholders generally may recognize gain or loss with respect to cash received in lieu of fractional shares of Strayer Common Stock.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Capella or Strayer or to modify or supplement any factual disclosures about Strayer in its public reports filed with the U.S. Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Strayer and Capella made solely for the purposes of the Merger Agreement and which may be subject to important qualifications and limitations agreed to by Strayer and Capella in connection with the negotiated terms of the Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to Strayer’s or Capella’s SEC filings. In addition, the representations and warranties were made for purposes of allocating risk among the parties to the Merger Agreement and should not be relied upon as establishing factual matters.

Item 5.02	Compensatory Arrangements of Certain Officers

On October 29, 2017, the Compensation Committee, and in some cases, the Executive Committee, of the board of directors of Capella approved certain agreements and amendments regarding compensatory matters for certain of Capella’s executive officers relating to their employment during the transition and integration periods occurring in connection with the Merger, as described in more detail below.

Capella entered into transition agreements with J. Kevin Gilligan, Capella’s Chairman and Chief Executive Officer, and Steven L. Polacek, Capella’s Senior Vice President and Chief Financial Officer. The agreements set forth the compensatory terms for Messrs. Gilligan and Polacek’s continued service with the combined company. The agreements provide that Messrs. Gilligan and Polacek will continue as employees of Capella for 12 months following the closing of the Merger, which may be extended for up to an additional six months upon the agreement of the parties, or an earlier mutually agreed upon date. During this transition period, Mr. Gilligan will have the title of Vice Chairman and will serve on the Board of Directors of Strayer and Mr. Polacek will have the title of Chief Integration Officer. The agreements set forth the base salary and target annual bonus amounts for their continued service in such capacities as follows: Mr. Gilligan – base salary of $700,000 and target annual bonus of 125% of base salary, and Mr. Polacek – base salary of $400,000 and target annual bonus of 75% of base salary. Under the agreements, Messrs. Gilligan and Polacek also agree to provide certain ongoing transition assistance and to comply with certain confidentiality, non-compete and non-solicitation covenants.

The agreements also provide that upon Messrs. Gilligan and Polacek’s termination of employment, and subject to and conditioned upon the executive’s execution and non-revocation of a general release of claims against Capella, Strayer and their subsidiaries and affiliates, each of Messrs. Gilligan and Polacek will be entitled to receive the payments and benefits afforded to them pursuant to the Capella Senior Executive Severance Plan, as amended (the “Severance Plan”), the Capella 2005 Stock Incentive Plan and 2014 Equity Incentive Plan (and any applicable award agreements thereunder), and, in the case of Mr. Gilligan, his employment agreement with Capella, in each case, in the event of a termination of the executive’s employment for any reason (including due to the executive’s voluntary resignation) other than by Capella or Strayer for “cause”. Messrs. Gilligan and Polacek’s agreements are attached hereto as Exhibits 10.1 and 10.2, respectively.

Capella entered into a letter agreement with Andrew E. Watt, Capella’s Senior Vice President of Post-Secondary Education, which provides that if Mr. Watt remains employed for eighteen months following the closing of the Merger, and agrees to waive any rights Mr. Watt may have to resign for “good reason” (as defined in the Severance Plan) as a result of any reduction in Mr. Watt’s job responsibilities, he will have the right to terminate his employment other than for good reason, effective at any time from the date that is eighteen months following the closing of the Merger until the second annual anniversary of the closing of the Merger, and will receive severance benefits pursuant to the Severance Plan equal to the benefits Mr. Watt would have received under the Severance Plan if Mr. Watt had terminated employment for good reason immediately following the closing of the Merger. Mr. Watt’s letter agreement is attached hereto as Exhibit 10.3.

Capella’s Compensation Committee and Executive Committee also approved an amendment to the Severance Plan to provide that the severance benefits that may be due thereunder that are calculated based on the executive’s base salary and targeted annual bonus shall use the greater of the base salary and targeted annual bonus, as applicable, in effect immediately prior to the closing of a change in control or the date of the executive’s separation. The amendment to the Severance Plan also added a “best of net” Section 280G provision, which provides that any severance and other payments that may be considered “parachute payments” pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) will be reduced if, and to the extent, such reduction would result in the applicable executive receiving (on an after-tax basis) a greater amount of aggregate payments than the executive would have received had all “parachute payments” been paid to the executive and the executive had paid any applicable Code Section 280G excise tax. The amendment is attached hereto as Exhibit 10.4.

The foregoing description of the amendments and agreements described above do not purport to be complete descriptions and are qualified in their entirety by reference to the full text of such documents, which are attached hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 29, 2017, the board of directors of Capella determined that it was in the best interests of Capella and its shareholders to amend the Third Amended and Restated Bylaws of Capella (the “Bylaws”) and by resolution authorized, approved and adopted an amendment to the Bylaws (the “Bylaws Amendment”). The Bylaws Amendment became effective immediately upon its adoption. The Bylaws Amendment provides that, unless Capella consents in writing to the selection of an alternative forum, the state or federal courts of the State of Minnesota shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Capella, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or shareholder of Capella to Capella or to Capella’s shareholders, (c) any action arising pursuant to any provision of the Minnesota Business Corporation Act or the Articles of Incorporation or the Bylaws (as each may be amended from time to time), (d) any action to interpret, apply, enforce or determine the validity of the Articles of Incorporation or the Bylaws or (e) any action asserting a claim against Capella governed by the internal affairs doctrine.

The foregoing description of the Bylaws Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Forward Looking Statements

This communication, in addition to historical information, contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of Strayer Education Inc., a Maryland corporation (“Strayer”) and Capella Education Company, a Minnesota corporation (“Capella”). Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to the proposed transaction include, but are not limited to: statements about the benefits of the proposed transaction between Strayer and Capella, including future financial and operating results; Strayer’s and Capella’s plans, objectives, expectations and intentions; the expected timing of completion of the proposed transaction; and other statements relating to the acquisition that are not historical facts. Forward-looking statements are based on information currently available to Strayer and Capella and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties, and important factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the proposed transaction between Strayer and Capella, these factors could include, but are not limited to: the risk that Strayer or Capella may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; the risk that a condition to closing of the transaction may not be satisfied; the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; the risk that the businesses will not be integrated successfully; the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the diversion of management time on transaction-related issues; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; economic and foreign exchange rate volatility; the continued strength of the post-secondary and proprietary education markets; unexpected changes relating to competitive factors in the post-secondary and proprietary education industries; the timing, success and market reception for Strayer and Capella’s new and existing educational services and related products; the possibility of new technologies outdating Strayer’s or Capella’s services or products; the outcomes of any litigation; continued support of Strayer’s or Capella’s services or products by influential educational professionals; changes in the general economic environment, or social or political conditions, that could affect the businesses; the potential impact of the announcement or consummation of the proposed transaction on relationships with learners, suppliers, competitors, management and other employees; the ability to attract new learners and retain existing learners in the manner anticipated; the ability to hire and retain key personnel; reliance on and integration of information technology systems; the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; and the potential of international unrest, economic downturn or effects of currencies, tax assessments, tax adjustments, anticipated tax rates, raw material costs or availability, benefit or retirement plan costs, or other regulatory compliance costs.

Additional information concerning other risk factors is also contained in Strayer’s and Capella’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Many of these risks, uncertainties and assumptions are beyond Strayer’s or Capella’s ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither Strayer nor Capella undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication. Nothing in this communication is intended, or is to be construed, as a profit forecast or to be interpreted to mean that earnings per Strayer share or Capella share for the current or any future financial years or those of the combined company, will necessarily match or exceed the historical published earnings per Strayer share or Capella share, as applicable. Neither Strayer nor Capella gives any assurance (1) that either Strayer or Capella will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results. All subsequent written and oral forward-looking statements concerning Strayer, Capella, the proposed transaction, the combined company or other matters and attributable to Strayer or Capella or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information And Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between Strayer and Capella or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination transaction between Strayer and Capella will be submitted to the respective stockholders of Strayer and Capella for their consideration. Strayer will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Strayer and Capella that also constitutes a prospectus of Strayer. Strayer and Capella will deliver the joint proxy statement/prospectus to their respective stockholders as required by applicable law. Strayer and Capella also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which Strayer or Capella may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF STRAYER AND CAPELLA ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STRAYER, CAPELLA, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Strayer and Capella, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Strayer and Capella make available free of charge at www.capellaeducationcompany.com and www.strayereducation.com, respectively (in the “Investor Relations” section), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

Strayer, Capella, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Strayer and Capella in connection with the proposed transaction. Information about the directors and executive officers of Capella is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 23, 2017. Information about the directors and executive officers of Strayer is set forth in its proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on March 16, 2017. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as October 29, 2017, by and among Strayer Education, Inc., Capella Education Company and Sarg Sub Inc.*

3.1	Amendment to Third Amended and Restated Bylaws of Capella Education Company, dated October 29, 2017

10.1	Transition Agreement, dated October 29, 2017, between Capella Education Company and J. Kevin Gilligan

10.2	Transition Agreement, dated October 29, 2017, between Capella Education Company and Steven L. Polacek

10.3	Letter Agreement, dated October 29, 2017, between Capella Education Company and Andrew E. Watt

10.4	Amendment to the Capella Education Company Senior Executive Severance Plan, dated October 29, 2017

*	The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request by the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPELLA EDUCATION COMPANY
	By:	/s/ Renee L. Jackson
Date: October 30, 2017		Renee L. Jackson
Senior Vice President and General Counsel

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